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EXHIBIT 10.51

LTC PROPERTIES, INC.
RESTRICTED STOCK AGREEMENT

        LTC Properties, Inc., a Maryland corporation (the "Corporation"), and «Grantee», an employee of the Corporation (the "Grantee"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

  1.
  Restricted Stock Award.    The Corporation hereby confirms the award to the Grantee on «Date» (the "Date of Award") of «Amount» shares of the Corporation's Common Stock, $.01 par value (the "Restricted Stock"), under and subject to the terms and conditions of the Corporation's 2004 Restricted Stock Plan (the "Plan") and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This Restricted Stock Award is contingent on and shall be effective only upon receipt by the Corporation of this Agreement executed by the Grantee (the "Effective Date"). As of the Effective Date, the Grantee will be a stockholder of the Corporation with respect to the Restricted Stock and will have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid with respect to the Restricted Stock, subject to the restrictions of the Plan and this Agreement.

  2.
  Acceptance of Restricted Stock Award.    The Grantee accepts the Restricted Stock Award confirmed by this Agreement, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Stock.

  3.
  Restrictions

            A.    If the employment of the Grantee terminates for any reason prior to one of the dates listed below other than as a result of a "change in control" or because of the Grantee's death or disability, the number of shares of Restricted Stock set forth next to such date and any subsequent date listed below will, upon such termination of employment and without any further action, be forfeited to the Corporation by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Corporation:

Date	Number of Shares
One year anniversary of Date of Award	«onethird»

Two year anniversary of Date of Award	«onethird»

Three year anniversary of Date of Award	«onethird»

    If the Grantee remains employed with the Corporation on a date set forth above and the shares of the Restricted Stock have not been previously forfeited to the Corporation pursuant to the Article 6.5 of the Plan, the employment restriction imposed by this Section 3(A) on the number of shares of Restricted Stock set forth next to such date will lapse and a certificate representing such shares will be transferred by the Corporation to the Grantee.

            B.    No Grantee shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining to the Restricted Stock, prior to the lapse of the employment restriction imposed by Section 3(A).

            C.    As of the Date of Award, certificates representing the shares of Restricted Stock will be issued in the name of the Grantee and held by the Corporation in escrow until the earlier of the forfeiture of the shares of the Restricted Stock to the Corporation or the lapse of the employment restriction set forth in Section 3(A) above with respect to such shares.

            D.    The Grantee understands the provisions of Article 4.2 of the Plan to the effect that the obligation of the Corporation to issue shares of Common Stock under the Plan is subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed, and (iii) any other applicable laws, regulations, rules and orders which may then be in effect.

    The certificate or certificates representing the shares to be issued or delivered hereunder may bear any legends required by any applicable securities laws and may reflect any transfer or other restrictions imposed by the Plan, and the Corporation may at some time issue to the stock transfer agent appropriate stop-transfer instructions with respect to such shares. In addition, also as a condition precedent to the issuance or delivery of shares, the Grantee may be required to make certain other representations and warranties and to provide certain other information to enable the Corporation to comply with the laws, rules, regulations and orders specified under the first sentence of this Section 3(D) and to execute a joinder to any shareholders' agreement of the Corporation, in the form provided by the Corporation, pursuant to which the transfer of shares received under the Plan may be restricted.

  4.
  Withholding of Taxes.    The Grantee will be advised by the Corporation as to the amount of any Federal income or employment taxes required to be withheld by the Corporation on the compensation income resulting from the award of or lapse of restrictions on the Restricted Stock. The timing of the withholding will depend on whether the Grantee makes an election under Section 83(b) of the Code. State, local or foreign income or employment taxes may also be required to be withheld by the Corporation on any compensation income resulting from the award of the Restricted Stock. The Grantee will pay any taxes required to be withheld directly to the Corporation upon request.

    If the Grantee does not pay any taxes required to be withheld directly to the Corporation within ten days after any request as provided above, the Corporation may withhold such taxes from any other compensation to which the Grantee is entitled from the Corporation. The Grantee will hold the Corporation harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

  5.
  Interpretation of Plan and Agreement.    This Agreement is the agreement referred to in Article 3.1 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan will control. Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of the Plan or this Agreement will be resolved by the Administrator and the decision of the Administrator will be final, binding and conclusive for all purposes.

  6.
  Effect of Agreement on Rights of Corporation and Grantee.    This Agreement does not confer any right on the Grantee to continue in the employ of the Corporation or interfere in any way with the rights of the Corporation to terminate the employment of the Grantee.

  7.
  Binding Effect.    This Agreement will be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Grantee.

  8.
  Entire Agreement.    This Agreement constitutes the entire agreement between the Corporation and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Grantee with respect to the subject matter of this Agreement.

  9.
  Amendment.    This Agreement may be amended only by a written instrument signed by the Corporation and the Grantee.

  10.
  Section Headings.    The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

  11.
  Governing Law and Jurisdiction.    This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, the Corporation and the Grantee have executed this Agreement as of the Date of Award.

LTC PROPERTIES, INC.
By:
Name:	«CompCommChair»
Title:	Chairman, Compensation Committee
GRANTEE:
«Grantee»

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LTC PROPERTIES, INC. RESTRICTED STOCK AGREEMENT